EXHIBIT 10.2


                                Big Content, Inc.
                                1 Montauk Highway
                              Southampton, NY 11968



July 2, 2002

Dr. Niccolo Caderni
IPGH Internet Partnership Group Holding AG
c/o Schreiber & Zindel Treuhand Anstalt
Kirchstrasse 39, 9490 Vaduz, Liechtenstein

Re: Thunderbox television program ("Thunderbox")

Dear Dr. Caderni:

This letter agreement (the "Agreement") sets forth our agreement with respect to Thunderbox. The following are the terms and conditions of our agreement:

1. Big Content, Inc. and/or any of its affiliates or subsidiaries ("BC") will transfer the assets (the "Assets") related to Thunderbox set forth on
     Schedule 1 (attached hereto and made a part hereof) to a newly formed Delaware or New York limited liability company ("LLC"), the managing member of which shall be BC. BC shall own the remaining 83% of the LLC. The parties acknowledge that the Assets are (and will continue to be) subject to a first priority security interest (the "Security Interest") held by Mackin Investments, LLC ("Mackin") and Livingston Investments, LLC ("Livingston"). The Security Interest secures a number of obligations and liabilities owed to Mackin and Livingston, such liabilities equal to a maximum amount of approximately $5,300,000. Mackin and Livingston are 100% owned by Chester English. Upon execution of this Agreement, BC shall use its commercially reasonable efforts to establish the LLC and complete the transfer of the Assets and IPGH Internet Partnership Group Holding AG's ("IPGH") agrees to execute the LLC operating agreement prepared by BC which, among other customary terms, will reflect the terms of this Agreement. In consideration of IPGH's prior contribution of equity, debt or services to Thunderbox, IPGH shall receive an ownership interest in the LLC equal to 17% (the "IPGH Equity") and 300,000 shares (the "Shares") of common stock of Zenascent, LLC ("Zena"). To the extent that Mackin and/or Livingston exercises a default remedy ("Default Remedy") with respect to its Security Interest in the Assets, IPGH shall be entitled to 17% of the cash collections, if any, received by Mackin and/or Livingston. The Shares shall be issued according to the following schedule: 30,000 within 7 business days after the execution of this Agreement, and 33,750 Shares within 7 business days after the end of the next eight fiscal quarters beginning with the fiscal quarter ending September 30, 2002. The Shares will not be registered for resale and will be restricted securities under Rule 144, as promulgated under the Securities Exchange Act of 1933, as amended (the "Act"). IPGH understands and agrees that all certificates evidencing the Shares to be issued to IPGH may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     The parties agree that the Shares shall be subject to piggyback registration rights.

2. Except as otherwise set forth herein, (a) IPGH and/or its affiliates and subsidiaries shall have no further rights or claims against BC, Mackin or Livingston or any of their respective officers, directors, affiliates or subsidiaries for any amounts in connection with or related to Thunderbox or any other matter, and (b) each of BC, Mackin and Livingston shall have no further rights or claims against IPGH or any of its officers, directors, affiliates or subsidiaries for any amounts in connection with or related to Thunderbox or any other matter. The releases set forth above shall not apply to any claims the respective parties may have in connection with (a) Silver Star Holdings Inc. ("Silver Star") and (b) Van Dyke Group Inc.'s ownership of shares in IPGH.

3. BC shall give due consideration to making distributions out of the LLC to the LLC members. Prior to a Default Remedy, the Security Interest shall not prohibit BC from making such distributions to the LLC members. To the extent that any distributions are made by the LLC to its members, IPGH shall be entitled to receive 40% of the initial USD250,000 of such distributions. BC shall have the right in its sole discretion to purchase the IPGH Equity at a price (the "Purchase Price") which shall be based upon the fair market value of the LLC determined in accordance with a valuation (the "Valuation") of the LLC performed by an independent third party (the "Third Party") selected by BC (and approved by IPGH, such approval not to be unreasonably withheld), provided that such third party is experienced in providing valuations of media properties. In calculating the Valuation, the Third Party shall discount the effect of the Security Interest by 50% and will value the LLC as if the Security Interest secures obligations equal to 50% of the actual amount of obligations (provided that the Security Interest is still in force at the time of such Valuation). If the Valuation is (a) equal to or less than USD20,000,000, the Purchase Price shall be equal to USD1,500,000, (b) greater than USD20,000,000 but less than or equal to USD30,000,000, the Purchase Price shall be equal to USD2,000,000, and (c) greater than USD30,000,000, the Purchase Price shall be equal to USD3,000,000. In the event that BC exercises its option to purchase the IPGH Equity, BC shall also pay an interest payment (the "Interest Payment") to IPGH. For purposes of calculating the Interest Payment only, the principal amount shall be assumed to be USD1,500,000 and interest shall accrue at a rate equal to 10%, compounded annually, beginning September 15, 2001 until the date of purchase of the IPGH Equity. Notwithstanding the above, if any distributions have been paid to IPGH, the amount of such distributions shall be deducted from the Interest Payment.

4. Each member of the LLC shall have access to the books and records of the LLC.

5. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO NEW YORK CONFLICT OF LAW PRINCIPLES. All disputes hereunder shall be subject to binding arbitration under the rules of the American Arbitration Association, which arbitration shall be held in New York City, and conducted in the following manner. The party demanding arbitration shall give the other party five days' written notice of the claim, together with the name of a proposed arbitrator experienced in similar matters and who has no relationship to either party. If the party receiving notice of the claim does not agree with the selection of the arbitrator, then such party shall petition a federal district judge in New York, New York to appoint an


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     arbitrator within 30 days (or as soon as a hearing can reasonably be scheduled) of receipt of notice of the demand from arbitration from the other party. The arbitrator so selected shall hear arguments within 10 days after appointment and shall render a decision within 5 days after the close of arguments and the submission of briefs (if requested by the arbitrator). The expenses of the arbitrator shall be borne equally by the parties. Pending the decision by the arbitrator, each party shall continue to be bound by all the terms and conditions of this Agreement and shall continue to make all payments to the other party required to be made hereunder. The arbitrator is authorized to award exemplary damages and to enjoin activity contrary to the terms of this Agreement. The award of the arbitrator may be entered and is specifically enforceable in any state or federal court having jurisdiction of the parties.

6. This Agreement memorializes the parties agreement concerning the subject matter as of December 27, 2001. This Agreement constitutes the entire agreement of the parties concerning its subject matter and may be modified only by a written document executed by all parties to this Agreement. This Agreement may be executed in counterpart copies, each of which shall serve as an original, but all copies of which together constitute a single agreement. Facsimile machine copies of this Agreement may be executed by the parties and shall be deemed as binding as if originals had been executed. An "affiliate" of, or a person (or entity) "affiliated" with a specified person (or entity) is a person (or entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person (or entity) specified. All notices and other communications between the parties hereunder shall be in writing and shall be deemed received when sent by telex or telecopier or delivered in person or five days after deposited in the United States mails, postage prepaid, certified or registered mail return receipt requested, addressed to the intended party at the address below, or such other address as such intended party may supply by written notice.


     Big Content, Inc./Zenascent, Inc.
     1 Montauk Highway
     Southampton, NY 11968
     Attention: Jim DiLorenzo

     IPGH Internet Partnership Group Holding AG
     c/o Schreiber & Zindel Treuhand Anstalt
     Kirchstrasse 39, 9490 Vaduz, Liechtenstein
     Attention: Dr. Niccolo Caderni


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



     Livingston Investments, LLC/Mackin Investments, LLC
     241 Bradley Place
     Palm Beach, Florida 33480
     Attention: Chester English

If this letter agreement accurately sets forth our agreement, please execute below where indicated and forward a copy to the address set forth above.

Regards,

BIG CONTENT, INC.

By: __________________________
Name:
Title:

ACCEPTED AND AGREED TO:

IPGH INTERNET PARTNERSHIP GROUP HOLDING AG

By: __________________________
Name:
Title:

LIVINGSTON INVESTMENTS, LLC

By: __________________________
Name:
Title:

MACKIN INVESTMENTS, LLC

By: __________________________
Name:
Title:

ZENASCENT, INC.

By: __________________________
Name:
Title:

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                                   SCHEDULE 1


                                THUNDERBOX ASSETS


o Trademark and other intellectual property rights

o All contractual rights relating to the Thunderbox television series

o Master tapes of Thunderbox television series

o Ancillary rights including music and merchandise



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